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                                                                  EXHIBIT 10.25

                                 PROMISSORY NOTE
                                 ---------------

     FOR VALUE RECEIVED, the undersigned, Nanophase Technology Corporation, ("Debtor"), a Delaware corporation, with an office and place of business at 1319 Marquette Drive, Romeoville, Illinois 60446, hereby promises to pay to the order of BASF Corporation, a Delaware corporation ("BASF"), at its offices at 3000 Continental Drive-North, Mount Olive, New Jersey 07828-1234, or at such other place as the holder may otherwise hereafter specify in writing from time to time, in lawful legal tender money of the United States of America, the principal sum of ONE MILLION TWO HUNDRED NINETY THREE THOUSAND, EIGHT HUNDRED NINETY FIVE AND 00/100 DOLLARS ($1,293,895.00) plus interest in the amount of 8.45% per annum commencing upon the earlier to occur of the First Delivery Date (as defined below) or June 1, 2001. Monies will be provided to Debtor by BASF in accordance with the payment schedule which is attached to this Promissory Note as Exhibit "A".

     Effective November 30, 1999 Debtor and BASF became parties to an Agreement dated September 16, 1999 whereby Debtor supplies zinc oxide to BASF. In consideration of certain undertakings, Debtor has agreed to provide the additional service of coating the BASF form of particulate zinc oxide ("Z-Cote"). Commencing with the first delivery of Z-Cote coated by Debtor (the "First Delivery Date"), the principal and interest due under this note shall be repaid through the issuance by Debtor of a credit on all invoices for coating at the rate of $1.37 per/kg., until such time as all principal and interest due under this note has been paid; provided further that all principal and interest which remains outstanding three years after the earlier of the First Delivery Date or June 1, 2001 shall become immediately payable upon demand by BASF.

     IN WITNESS WHEREOF, Debtor has signed this Promissory Note as of the 6th day of October, 2000.

                                      NANOPHASE TECHNOLOGY CORPORATION


                                      By: /s/ Joseph Cross
                                          ------------------------------------
                                          Title: President and CEO
                                                 -----------------------------


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                                   EXHIBIT "A"
                                   -----------

                              Construction Schedule
                              ---------------------

PHASE 1

         Purchase of Patterson-Kelly blenders

         Infrastructure expenditures:

                  a.       Engineering
                  b.       Foundations
                  c.       Electrical
                  d.       Building modifications

         Monies to be transferred to NTC upon signing - $650,000

PHASE II

         Purchase and installation of:

                  a.       Powder conveyance system
                  b.       Control systems
                  c.       Heating and cooling systems for the blenders
                  d.       Vacuum system

         Monies to be transferred to NTC on 1/3/01....................$390,000

PHASE III

         Completion of mechanical work

         Commissioning and start up

         Monies to be transferred to NTC on 4/3/01....................$253,895

         Total expenditure..........................................$1,293,895